UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2012

MANTRA VENTURE GROUP LTD.
(Exact name of registrant as specified in its charter)

British Columbia	n/a	26-0592672
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

#562 – 800 15355 24th Avenue, Surrey, British Columbia, Canada	V4A 2H9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 560-1503

#4 2119 152nd Street, Surrey, British Columbia, Canada
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into Material Definitive Agreement

Item 3.02	Unregistered Sales of Equity Securities

Item 5.02	Departure of Directors or Principal Officers; Appointment of Principal Officers

On February 20, 2012, we entered into a director agreement with Tommy David Unger. As compensation, under the director agreement, we granted stock options to Mr. Unger to purchase up to 500,000 shares of our common stock at a price of $0.01 per share. The stock options expire two years from the date of grant. We issued the stock options to one (1) non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933.

Also on February 20, 2012, we accepted the resignation of Elden Schorn as director of our company. Mr. Schorn’s resignation was not the result of any disagreement with our company regarding its operations, policies, practices or otherwise.

Concurrently with Mr. Schorn’s resignation, we accepted a consent to act from Tommy David Unger as director of our company to fill the ensuing vacancy.

Tommy David Unger

In April 2001, Mr. Unger started his first business franchise called Your Dollar Store With More, a dollar store merchandise supplier, located in Prince George, British Columbia, Canada. He franchised a second store within a couple years thereafter. As the owner, his primary duties and responsibilities include overseeing the day to day operations of the two franchises. From April 2001 to June 2006, he was a cell operator at Rio Tinto Alcan Inc., an international mining company (previously known as Alcan Inc.) in Kitmat, British Columbia, Canada. As a cell operator his duties and responsibilities included working with a team to ensure the process from alumina to molten aluminum occurred smoothly in the day to day operations.

From August 2009 to October 2011, Mr. Unger was an investment representative at Fast Track Group, a finance investment company located in St. Albert, Alberta, Canada. As an investment representative his duties and responsibilities included raising capital for the company.

Since November 2011, Mr. Unger has been working in the business development sector with Vision Investment Properties, a property investment company located in Vancouver, British Columbia, Canada. His primary duties and responsibilities include raising capital and offering investment properties to potential buyers.

We appointed Mr. Unger as a member to our board of director due to his success in operating a business and raising capital.

There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions, in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related persons had or will have a direct or indirect material interest. There are no family relationships between any of the directors and officers described in the preceding disclosure.

Item 9.01	Financial Statements and Exhibits

10.1	Director Agreement with Tommy David Unger dated February 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANTRA VENTURE GROUP LTD.

/s/ Larry Kristof
Larry Kristof
President and Director
Date: February 27, 2012